UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 20, 2004
                          VERIDICOM INTERNATIONAL, INC.
                          -----------------------------
                 (Exact name of registrant specified in charter)


      Delaware                     0-12382                    95-2577731
-----------------------   --------------------------   ------------------------
     (State of                 (Commission File             (IRS Employer
   Incorporation)                  Number)               Identification No.)


                           21 Water Street, 5th Floor
                           Vancouver, British Columbia
                                     Canada
                                     ------
               (Address of principal executive offices) (Zip Code)


                                 (604) 696-0633
                                 --------------
              (Registrant's telephone number, including area code)



       555 South Flower Street, Suite 4670, Los Angeles, California 90071

          (Former name or former address, if changed since last report)





















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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

On January 16, 2004, Alpha Virtual, Inc., a Delaware corporation (the "Registrant") and Cavio Corporation, a privately-held Washington corporation ("Cavio"), signed an Agreement and Plan of Merger (the "Merger"). The Merger became effective on February 20, 2004 following a special meeting of Cavio's stockholders. In accordance with the Merger, on February 20, 2004, the Registrant, through its wholly-owned subsidiary, A/VII Acquisition Corporation, a Nevada corporation ("Merger Sub"), acquired Cavio in exchange for 5,000,000 shares of the Registrant's common stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

The stockholders of Cavio now own approximately 33.5% of the Registrant's common stock outstanding as of February 20, 2004 (excluding any additional shares issuable upon outstanding options, warrants and other securities convertible into common stock).

Under Delaware law, the Registrant did not need the approval of its stockholders to consummate the Merger, as the constituent corporations in the Merger were Merger Sub and Cavio, which are business entities incorporated under the laws of Nevada and Washington, respectively. The Registrant was not a constituent corporation in the Merger.

Upon consummation of the Merger, the members of the Board of Directors of the Registrant consisted of Paul Mann, Saif Mansour, Bill Cheung, Faysal Al-Zarooni, Wajid Mirza and Gyung Min Kim.

The Registrant officially changed its name from Alpha Virtual, Inc. to Veridicom International, Inc. on February 23, 2004.

Following the name change, the shares of common stock of the Registrant are traded under the symbol "VRDI" on the OTC Bulletin Board.

Principal Terms of the Merger

At the Effective Time of the Merger (as defined in the Merger Agreement), Merger Sub was merged with and into Cavio. The separate existence of Merger Sub ceased, and Cavio continued as the surviving corporation (the "Surviving Corporation") under the name Cavio Corporation. The Articles of Incorporation of Cavio in effect immediately prior to the Effective Time of the Merger became the Articles of Incorporation of the Surviving Corporation. The directors and officers of Cavio at the Effective Time of the Merger became the directors and officers of the Surviving Corporation.

Each share of Cavio common stock (an aggregate of 18,021,000 shares) was converted into one share of the Registrant's common stock in the Merger, an exchange ratio of 1:0.277454 (the "Exchange Ratio").

At the Effective Time of the Merger, all options to purchase Cavio shares then outstanding under the Cavio Corporation Stock Option Plan (the "Cavio Option Plan"), and all stock options to purchase Cavio shares then outstanding which are not under the Cavio Option Plan, in each case whether vested or unvested (a


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total of 857,000 stock options), and the Cavio Option Plan itself, were assumed by the Registrant and at the Effective Time of the Merger and all warrants to purchase Cavio shares then outstanding were assumed by the Registrant at the same Exchange Ratio. The exercise provisions of said options and warrants were also adjusted for the Exchange Ratio.

Each Cavio stock option and warrant so assumed by the Registrant continues to have, and be subject to, the same terms and conditions of such stock options and warrants immediately prior to the Effective Time of the Merger (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions).

Description of Cavio

Cavio produces a technology tool that is designed to protect users from fraud, misrepresentation, security and privacy issues. Cavio allows users to biometrically authenticate themselves to secure transactions, control access, authorize payment or confirm identity across a number of industries. Cavio provides its customers with a commercially scalable authentication, solution that addresses commercial and security requirements for financial services, travel and transportation, education, medical and pharmaceuticals and B2C/B2B e-commerce applications.

Cavio's products can be applied to streamline, simplify and increase security of each of the following commercial applications:

Travel Security

Cavio believes its products improve security by allowing registered individuals to be swiftly and accurately processed through the identity confirmation portions of check-in, immigration and boarding activities. Cross-comparisons can be made against existing law enforcement and immigration databases.

Secure Access

Cavio believes that its authenticated log-in eliminates the need for users to remember multiple site identification and password requirements. In the online environment, Cavio's products also overcome identity abuses and revenue losses that are associated with password security.

Electronic Security

Cavios products allows for a personalized, non-replicable electronic identifier signature to be attached to electronic transaction documentation for the purposes of authorizing activity. The Cavio user identifier reduces the opportunity for fraud and provides what Cavio believes is a superior alternative to existing commercially available digital certificate technology.

Point-Of-Sale Payment Systems

Cavio believes that its products are ideal tools where physical identity confirmation is critical in the payment process. By replacing the need for a PIN in point-of-sale payment situations, Cavio's products can pair electronic identity confirmation capabilities with the bank-to-bank electronic fund transfer network.


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
Commercial Payment Solution

Cavio is a payment solution that protects proprietary information and automatically channels funds offline through a bank-to-bank network to make commercial trade transactions safer, simpler and more secure. In the international trade arena Cavio replaces the cumbersome traditional Letter of Credit with a streamlined electronic format.

Transaction Management

Particularly in high volume industrial/commercial settings, Cavio can act as a total start-to-finish solution. Cavio incorporates user pre-authorization capabilities, individual transaction monitoring, transaction history and storage facilities and offline electronic payment systems for comprehensive transaction management capabilities.

Facilities And Equipment

Cavio's headquarters are located in a facility in Vancouver, British Columbia, Canada.

Description of the Registrant Pre-Merger

From its inception through fiscal 2000, the Registrant had engaged in the design, development and manufacture of computer-based simulation systems for training and decision support. These systems included both hardware and software and are used to train personnel in the use of various military and commercial equipment. Much of the Registrant's simulator business was in the foreign defense industry. The tightening of defense budgets worldwide, combined with the continuing consolidation and competition in the defense industry, negatively impacted the growth and profit opportunities for small companies such as the Registrant. As a result, in July 2000, the Registrant refocused its business. In connection with the refocus, the Registrant sold the assets related to its computer based simulation system line of business to a developer and manufacturer of specialized defense simulation products. The Registrant then commenced development of commercial products in the area of Internet collaboration.

However, the Registrant lacked the funds necessary to exploit its developed products. As a result, in October 2002, the Registrant entered into a license agreement with its principal stockholder, Global Alpha Corporation ("GAC") pursuant to which GAC was granted an exclusive license to the Registrant's software and systems commonly referred to as the "IC3D Framework" (the "System"). The System encompassed substantially all of the Registrant's software including software developed to support multi-user online collaborative interactivity in a broad variety of applications employing a variety of virtual media over a number of networks including the Internet and intra-nets. Under the Agreement, GAC will pay to the Registrant a license fee of 10% of the revenue generated from the sale or use of the System up to $1.0 million, 9% up to $2.0 million, 8% up to $3.0 million and, thereafter, 7% of the revenue generated.

In connection with the license agreement, in October 2002 the Registrant terminated substantially all of its employees, and except for its license agreement, ceased all of its prior operating activities. Its principal



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activities became directed to reducing its liabilities and seeking possible acquisitions. The Registrant's objective was to acquire an operating company that has experienced management and the potential for profitable growth in exchange for its securities.

On November 6, 2002, the Registrant sold $310,000 of its common stock. Upon the closing, the Registrant continued to resolve its outstanding liabilities, including federal and state payroll taxes. In addition, the Registrant has been negotiating with GAC for the sale to GAC of substantially all of its technology, including software and systems, in exchange for the cancellation of all debt owed to GAC in the amount of approximately $435,000 as of December 31, 2002.

On April 28, 2003, the Registrant and EssTec, Inc., a privately-held Nevada corporation ("Esstec"), entered into an Agreement and Plan of Merger. In accordance with the merger, on May 8, 2003, the Registrant, through its wholly-owned subsidiary, Alpha Acquisition Corporation, a Nevada corporation, acquired EssTec in exchange for 4,276,162 shares of the Registrant's common stock. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

On November 25, 2003, the Registrant and Veridicom, Inc., a privately-held California corporation ("Veridicom"), entered into an Agreement and Plan of Merger. In accordance with the merger, on November 25, 2003, the Registrant, through its wholly-owned subsidiary, A/V Acquisition Corporation, a Nevada corporation, acquired Veridicom in exchange for 3,500,000 shares of the Registrant's common stock; 3,250,000 shares were issued to the holders of Veridicom stock and 250,000 shares were issued into escrow to cover indemnification obligations, if any, of Veridicom. The transaction contemplated by the agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

Following the Merger, stockholders of Cavio became stockholders of the Registrant. Upon the consummation of the Merger, Cavio became a wholly-owned subsidiary of the Registrant.

Description of the Registrant Post-Merger

General

Following the Merger, the Registrant realligned its business strategy to leverage the core operations of each of its subsidiaries. The Registrant will operate under the name Veridicom International, Inc. and will have three operational subsidiaries: Cavio, Veridicom and Esstec (collectively referred to as "Veridicom International"). The Registrant's name change became effective on February 23, 2004.

The core strategy of Veridicom International is to build a comprehensive authentication suite of products and services, with market-specific applications that leverage the core identity management infrastructure. Veridicom International believes there is a significant need for an auditable, scalable product solution capable of linking an individual to a specific electronic event or transaction -- a strong authentication solution that safeguards legitimate



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interests and adheres to emerging electronic commerce legislation. Veridicom
International's identity management solutions employ public key infrastructure and a "virtual token" based technology to control, audit and monitor the identification processes for electronic events and transactions.

Veridicom International will focus on transforming the market for biometrics and growing the market beyond traditional security applications. In particular, the strategy will be to expand the traditional security offerings to include security and convenience value propositions for commercial or point-of-sale transactions. By developing customizable applications as well as authentication technology, Veridicom International is endeavoring that its brand become synonymous with secure, authenticated transactions.

Veridicom International offers a solution that not only addresses an organization's current requirements for stronger and more scalable authentication and authorization, but also addresses a future vision for security, via a combination of centralized and distributed identity repositories and administration tools. Utilizing biometric technology, Veridicom International provides organizations with an authentication solution that also provides users with increased convenience by reducing the reliance on passwords.

Veridicom International has a strong management team with combined experience in sales and marketing, vertical market knowledge, technology development, and hardware integrated circuit design. In addition, Veridicom International will have access to a network of advisors and consultants with significant expertise in technology, government, security, and financial services. These advisors will be invited to form a more formal advisory board to provide strategic direction for products and services, and, they may be leveraged to provide targeted business development contacts in key target markets.

There are several factors that management believes will provide new opportunities or present new challenges for Veridicom International. Veridicom International believes that regulatory, technological, and cultural changes will create new opportunities. International distribution arrangements are currently in place, while new channels are being developed.

Intellectual Property

With a pedigree born out of Lucent Technologies and Bell Labs, Veridicom International has several international patents for its technology, as well as several pending patent applications.

         U.S. Patents Issued
------------- ------------------------------------------------------------------
U.S. Patent
No.                                          Title
------------- ------------------------------------------------------------------
5,991,408     Identification and Security Using Biometric Measurements
------------- ------------------------------------------------------------------
6,016,355     Capacitive Fingerprint Acquisition Sensor
------------- ------------------------------------------------------------------
6,049,620     Capacitive Fingerprint Sensor With Adjustable Gain
------------- ------------------------------------------------------------------
6,330,345     Automatic Adjustment Processing For Sensor Devices
------------- ------------------------------------------------------------------


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------------- ------------------------------------------------------------------
6,331,452     Method of Fabricating Integrated Circuit Package with Opening
              Allowing Access to Die
------------- ------------------------------------------------------------------
6,546,122     Method For Combining Fingerprint Templates Representing Various
              Sensed Areas of a Fingerprint to Derive One Fingerprint Template
              Representing The Fingerprint
------------- ------------------------------------------------------------------
6,538,456     Capacitive Fingerprint Sensor with Adjustable Gain
------------- ------------------------------------------------------------------
6,535,622     Method for Imaging Fingerprints and Concealing Latent Fingerprints
------------- ------------------------------------------------------------------
6,538,456     Capacitive Fingerprint Sensor with Adjustable Gain
------------- ------------------------------------------------------------------
         Patent Applications

------------- ------------------------------------------------------------------
U.S. Patent
App. Serial                               Title
------------- ------------------------------------------------------------------
09/501,355    Biometric False Accept Detection
------------- ------------------------------------------------------------------
10/024,429    Integrated Circuit Package with Opening Allowing Access to Die and
              Method of Fabricating the Same
------------- ------------------------------------------------------------------
10/089,987    Spoof Detection for Biometric Sensing Systems
------------- ------------------------------------------------------------------
10/191,394    A Method of Constructing an Ultra-Rugged Biometric IC Sensor
------------- ------------------------------------------------------------------
10/288,554    Method & System for Capturing Fingerprints from Multiple Swipe
              Images
------------- ------------------------------------------------------------------
         Patents Transferred

The following patents were sold by Veridicom, Inc. to Precise Biometrics, but Veridicom, Inc. retained a license to use and further develop the technology. This technology was referred to as Match-on-Card, and involves a process for matching fingerprint templates to smart cards.

------------- ------------------------------------------------------------------
U.S. Patent
App. Serial                               Title
------------- ------------------------------------------------------------------
09,354,929    Method and System for Fingerprint Template Matching
------------- ------------------------------------------------------------------
              Multi-Dimensional Fingerprint Minutia Data Constellation
------------- ------------------------------------------------------------------
Product and Services Overview

         Authentication vs. Identification

Webster's Dictionary defines the term "Identification" as follows: evidence of identity; something that identifies a person or thing. With biometric technology, identification is the process of identifying individuals strictly from their biometric scan from a group of hundreds, thousands, or millions of entries.

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Webster's Dictionary defines "Authentication" as follows: To establish the authenticity of; prove genuine. Authentication of a biometric sample or an individual is confirmed on a one-to-one basis, by comparing a pre-registered template to a person presenting a live finger or other live biometric.

In a commercial environment, it is more feasible, more convenient, and users can be authenticated more quickly on a one-to-one basis via authentication.

         Unique Minutia Extraction

Privacy is a paramount concern to Veridicom International, and as discussed further, it addresses individual privacy concerns through a variety of technology solutions and business rules. One of the primary means of addressing privacy concerns surrounding the use of fingerprints or other biometric samples is the creation of a minutia. Via a complex set of proprietary algorithms and computer processes, Veridicom International extracts a mathematical representation of a biometric sample (i.e., fingerprint) and stores this data in a secure file (minutia file). Veridicom International does not store biometric images. This alleviates concerns surrounding the storage of personal biometric information, and further protects an individual's privacy by making it virtually impossible for a hacker or malicious computer code to recreate an individual's fingerprint from a minutia file.

         Identity Management Infrastructure

The core strategy of Veridicom International is to build a comprehensive authentication suite of products and services, with market-specific applications that leverage the core identity management infrastructure.

Veridicom International believes that there is a significant need for an auditable, scalable and legally recognized product solution capable of linking an individual to a specific electronic event or transaction -- a strong authentication solution that safeguards legitimate interests. Veridicom International's identity management solutions employ public key infrastructure and a "virtual token" based technology to control, audit and monitor the identification processes for electronic events.

         o Deployment of biometric technology provides irrefutable authentication and validation of a user's identity eliminating the sole reliance on the vulnerable password/PIN infrastructure;

         o Enterprise middleware systems can move authenticated events securely in real-time over the Internet through a "trusted path";

         o Creating a non-reputable and legally recognized "card-present" scenario for events conducted for previously anonymous Internet credit card transactions;

         o Allowing for the audit and assignment of a digital signature to any electronic event proving without question the time and origin of an event and actual event occurrence;

         o Authenticating instead of identifying false accept and false reject rates approach zero and scalability is achieved; and


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         o    The Veridicom International portfolio allows organizations to leverage investments in existing IT infrastructure.

         Veridicom International Authentication Service

Veridicom International intends to offer authentication services on a hosted basis. Corporations, governments, or other enterprises that do not wish to invest in a full server based biometric infrastructure may choose to have Veridicom International manage this service on their behalf. Veridicom International maintains a fully redundant hosting infrastructure at its data center that can accommodate multiple customers and their users. The additional advantage of this solution is that Veridicom International maintains its expertise in managing identities and biometric information, relieving organizations of this responsibility.

It is expected that the authentication service will be available on a subscription basis in addition to a one-time setup fee. In addition, it is expected that this service will be made available through certified third party systems integrators. It is expected that these integrators will typically offer a variety of hosted services to large organizations and therefore have the capability and resources available.

Veridicom International has an extensive portfolio of products and services that are currently available to customers, or that are available subject to customization and specific requirements definition. However, Veridicom International realizes the need to continue an aggressive product development strategy to meet the needs of the marketplace and advance the adoption of biometrics. Management believes that in general the industry faces continuous pressures to reduce the cost of devices and solutions in order to provide a greater ROI to organizations. As such, Veridicom International endeavors to deliver additional products that provide a high degree of application flexibility to the end user. It is expected that Veridicom International will build its products to meet the needs of both current and future state-of-the-art technology and will incorporate third party technology solutions where needed.

For example, Veridicom International believes that the rollout of 3G wireless and Bluetooth infrastructure creates a more stable and secure communications protocol to offer wireless functionality. Veridicom International is in the process of developing a variety of solutions to accommodate mobile users and mobile applications for biometrics. Leveraging core expertise in the enrollment, verification and application of an individual's biometric information, it is expected that Veridicom International will work with partners to develop applications for wireless phones, PDA's, tablet PC's, point of sale, and other devices.

The following table outlines the current and short-term product portfolio:

------------------------------------ -------------------------------------------
Product                              Description
------------------------------------ -------------------------------------------
FPS200                               Solid state silicon sensor, 256 x 300 array
------------------------------------ -------------------------------------------
FPS250                               Solid state silicon sensor, lower cost,
                                     less surface area than FPS200 sensor
------------------------------------ -------------------------------------------


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------------------------------------ -------------------------------------------
FPS300                               Swipe sensor, low cost, low area sensor for
                                     mobile devices
------------------------------------ -------------------------------------------
G2                                   Next generation desktop peripheral with new
                                     plastic housing
------------------------------------ -------------------------------------------
G2-CRFID                             62 peripheral with RFID capability
------------------------------------ -------------------------------------------
G2-CSMART                            G2 peripheral with smart card reader
------------------------------------ -------------------------------------------
G2-CMAG                              G2 peripheral with magnetic card reader
------------------------------------ -------------------------------------------
Matchboard - wired                   Standalone fingerprint recognition system
                                     with trusted sensor crypto capability,
                                     FPS250 sensor, KVM
------------------------------------ -------------------------------------------
Matchboard-wireless                  Matchboard as above with wireless
                                     connectivity
------------------------------------ -------------------------------------------
Personal Authentication Device (PAD) Mobile authentication device with crypto,
                                     FPS250, KVM, wireless, and self-powered
------------------------------------ -------------------------------------------

         Middleware

------------------------------------ -------------------------------------------
Product                              Description
------------------------------------ -------------------------------------------
Veridicom Authentication Server      Robust Enterprise level authentication
                                     server for Windows, Linux platforms.
                                     Sun/Solaris support planned.
------------------------------------ -------------------------------------------
VAS Hosted Service                   Hosted authentication service from our data
                                     center.
------------------------------------ -------------------------------------------
VAS                                  Appliance Less robust authentication server
                                     for smaller organizations, available for
                                     1000 or 5000 users.
------------------------------------ -------------------------------------------
SDK                                  SDK's available for all products for
                                     customer customization and OEMs.
------------------------------------ -------------------------------------------

         Applications

------------------------------------ -------------------------------------------
Product                              Description
------------------------------------ -------------------------------------------
Digital                              Signature Biometric signature attached to
                                     transactions or events. This provides
                                     significantly more secure signing
                                     capabilities than current PIN-based
                                     certificates.
------------------------------------ -------------------------------------------


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
------------------------------------ -------------------------------------------
VPAS                                 Veridicom Personal Authentication System.
                                     This application is a bundled solution that
                                     allows PC or network logon, and secure
                                     logon to web site or web applications. It
                                     is expected that this will be a
                                     shrinkwrapped product to deployed at
                                     retail locations.
------------------------------------ -------------------------------------------

Market Overview

         Industry Overview

Veridicom International believes that in the wake of the tragic events of September 11 and the heightened security risks posed by the prospect of random acts of terrorism, biometrics and the field of identity management are at the forefront of technological development. However, with such an immediate and pressing need, Veridicom International believes that the authentication and security environment is, surprisingly, in a state of disarray.

Veridicom International believes the tendency to-date has been for vendors to develop proprietary software and hardware that focuses on one segment of the identity verification and management equation. Because of their proprietary nature, many biometric technology products are inconsistent, impractical or incompatible with not only the existing 'real world' needs and systems, but also other biometric products.

Fingerprint recognition technology continues to dominate the market for biometric authentication, and will continue to do for the foreseeable future due to its combination of accuracy, ease of use, and cost effectiveness.

Veridicom International believes that there are several increasingly important trends positively affecting the need for biometric technology:

         o The need to protect increasing amounts of sensitive and private information. Increased digitization of travel, medical, financial and security information requires stronger, less fallible modes of user authentication;

         o The increased amount of information has resulted in increased access requirements for corporate and personal uses. Physical and logical access requirements demands a more streamlined approach to identity management;

         o Increased travel security requirements demand leading edge identification technology to improve security while streamlining the travel process; and

         o Information access requirements have increased the proliferation of passwords. Unfortunately, as password requirements increase, the costs of managing passwords becomes prohibitive.





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Given the trends described above, Veridicom International believes that there are inevitably going to be organizations that believe they can offer a variety of services or products that incorporate biometrics and may compete with Veridicom International technology.

         Competitive Overview

As the opportunities for strong authentication solutions increases, so will the competition. With significant brand recognition, patent portfolio, and technology solutions, Veridicom International believes it is well protected against increased competition. Furthermore, Veridicom International believes that increased competition indirectly validates the business model and market potential for Veridicom International solutions. The following companies have been identified as potential competitors due to their biometric focus and product mix.

Identix - Identix provides fingerprint and facial recognition technology after having merged with Visionics a couple of years ago. Their main target markets appear to be public sector, including law enforcement and government applications. They provide live scan booking equipment for government agencies that captures fingerprint images for background checks, criminal booking for law enforcement, etc.

Bioscrypt - Provides mainly physical access solutions via end user products, software for their equipment, as well as OEM modules for third party integrators. They do not currently provide desktop peripherals, enterprise applications or other software.

Fingerprint Cards AB - Based out of Sweden, Fingerprint Cards only manufactures OEM hardware and sensors. They conduct business through their partners of manufacturers and other OEM's, not through direct sales or direct customer relationships. They have a variety of sensors, including a swipe sensor and sensor embedded on USB memory module.

SAGEM - Large European provider of fingerprint recognition systems. They have a significant presence in live booking systems for government agencies and law enforcement around the world.

STMicrosystems - Purchased several licenses and patents from Veridicom regarding desktop peripherals. They also have a swipe sensor they are targeting at the mobile device manufacturers.

Atrua - Several former Veridicom employees formed this company in Dec 2000/early 2001. They are focusing on authentication for mobile devices and mobile transactions using their swipe sensor. They have also developed their own algorithms and software for managing authentications in a transaction environment.

Authentec - Manufacturer of solid state fingerprint sensors. They focus on hardware only, providing peripherals and sensor chips to OEM's. They do not provide software, middleware or other applications for end users.

S-Travel. This is an initiative sponsored by the European Union and Switzerland for a registered passenger program using biometrics. SITA is the project manager and major participant in this project. In addition, Biowise, a small biometrics


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
company in Belgium provides the biometrics kiosks for iris recognition and fingerprint sensors. It is in the pilot stages through Spring, 2004 involving Milan airport and Alitalia airlines. This project uses iris recognition from Panasonic and fingerprint sensors from SAGER However, Veridicom is in discussions with Biowise to supply fingerprint sensors.

In addition to the above mentioned entities, it is conceivable that Veridicom International could face future indirect competition and market encroachment from companies such as VeriSign International and RSA, which currently offer alternative security and digital identity solutions not based on biometrics. However, these organizations could also present interesting partnering opportunities via bundled service offerings.

Market Influences

There are several factors that will provide new opportunities or present new challenges for Veridicom International. Veridicom International believes that the primary market influences relate to regulatory, technological and cultural changes.

         Regulatory Changes

Regulatory issues will continue to change the landscape for Veridicom International technology. Veridicom International believes that many of these legislative changes will present significant opportunities, such as:

         o HIPA - Health Insurance Portability and Accountability Act governs the privacy of health information, and securing access to that information. Veridicom International believes that biometrics is well suited to this task.

         o US-VISIT - The US Government is mandating that all visitors to the US be fingerprinted and have a digital photo taken. By the end of 2004, all passports will be required to have a biometric template (fingerprint) and digital photo.

         o Department of Defence - The US and other defence agencies are increasing security requirements at facilities and increasing security surrounding information assets. Veridicom International believes that biometrics, and Veridicom International technology in particular, is well suited to meeting this challenge.

         o National ID cards - Canada, UK, US, Italy, Australia, Bosnia, and other nations are evaluating national ID card programs. Many of these nations are also considering adding biometrics, and fingerprints in particular, as components of that ID card program.

         o Electronic Voting - Many municipal, regional, and national governments are contemplating and/or implementing electronic voting systems to avoid the voting debacle that plagued the 2000 US presidential election. As such, there is a strong need to authenticate voters for onsite and remote electronic voting. Veridicom International believes that biometrics, and Veridicom International's suite of authentication infrastructure, is well suited to this task.


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
         Technological Changes

The biometrics industry is rapidly changing, and Veridicom International aims to remain at the leading edge of technology. In addition, we will focus on inventing, developing, and commercializing those technologies that we believe offer additional value to our customers. Veridicom International believes that the future will mandate incorporation of multiple biometric technologies (fingerprint, facial, iris, voice, etc) under a single solution. Veridicom International will actively sell to source and/or acquire best of breed technologies as dictated by customer and/or corporate requirements.

Biometrics is still new technology to the majority of consumers and employees around the world. However, Veridicom International believes that recent mandates by the US government requiring biometrics in passports and other security initiatives are facilitating public acceptance and rollout of biometrics. In addition, as information security becomes increasingly important to an organization's risk management policies, Veridicom International believes that biometrics is getting increased attention for implementation at workplaces. As workplace enrolment increases, Veridicom International believes that personal use of biometrics will increase accordingly. In addition, Veridicom International's suite of applications is targeted to drive more rapid adoption rate of biometric-based solutions.

Market Segments

         Financial Services

The financial services industry has been slow to adopt biometrics as a core service offering. Veridicom International believes that this is due to a number of factors, including, cost, customer demand, risk vs. ROI of implementation, and availability of applications. Veridicom International aims to change this scenario by offering financial services firm a variety of solutions aimed at increasing security; increasing convenience and offering a variety of authentication applications suitable for a broad organizational rollout.

Veridicom International will initially target those financial institutions that have the scale and market influence to push biometrics to their markets, as well as those institutions that are known for differentiating their service offering by providing leading edge technology and services. The strategy will be to concurrently encourage use of biometrics by other industries, encouraging the financial institutions to take notice.

         Travel & Transportation

The travel industry continues to feel the effects of September 11 and the resulting lag in air travel and commensurate slowdown in the economy. Business travel is down significantly and there is continuing downward pressure on travel fares. In light of the ongoing slump, airlines and other travel providers are looking for new ways to generate revenue and increase both safety and the convenience aspects of travel for their passengers.

Veridicom International will propose its solution as a business opportunity, not just a security solution. It is expected that travelers will be charged users and/or transaction fees by the travel provider in exchange for additional benefits gained by using the system.

Target customers within this market segment include travel agents, travel reservations. systems, airlines, airports, hotels, and other travel service providers.

Veridicom International through Cavio currently has an agreement with Uniglobe Travel, a national travel agency in Canada, to pilot its technology for the purposes of confirming individual client itineraries and to approve the processing of travel service purchases with client customized payment instructions. Following the successful rollout, it is expected that this model will be expanded to include other industry travel partners such as airlines, hotels, etc.

         Public Sector

Veridicom International believes that there are many opportunities in the public sector, including eGovernment, health care, and education. Veridicom International feels that the authentication product suite has far reaching implications for members of this unique but broad-based environment. Specifically, Veridicom International believes that its products are ideally suited to mimic traditional dynamic environments, for example, in the fields of electronic education. and industry accreditization. The authentication suite overcomes previously unaddressed variables including geographic diversity, can handle multiple users interacting in real-time and can control varying levels of clearance and access to allow for the appropriate flow of information.

While Veridicom International recognizes that government opportunities offer potential for future sales, it also recognizes also understands that they generally yield a longer sales cycle to close. To that end, Veridicom International is focusing on establishing strategic relationships and partnerships with a variety of public sector organizations and allied complementary markets to further our efforts within this market. To date, Veridicom International has successfully established key relationships with senior level individuals in national and regional government agencies in a top down approach in order to solidify and speed product acceptance and to build a multi-agency, cross-jurisdictional foothold.


         Retail

Veridicom International intends to actively pursue partnerships with leading retail organizations for product distribution purposes. It is expected that selected retailers will have the ability to sell components of the Authentication Service bundle and accordingly to share in revenues generated from the product/service sale. It is expected that additional transaction related fees will generally not be shared with partners as support and ongoing customer relationships will be managed by Veridicom International.

The strategy in pursuing the retail market is twofold: First, Veridicom International believes that customers will be attracted to the VPAS product as a means of improving security and convenience for PC and web logons. As their comfort with the technology increases, Veridicom International believes that these users will gravitate towards using other services within the Veridicom Authentication Service (digital signatures, authenticated payment, etc). Second, as more scanners get deployed into the market, Veridicom International believes that other organizations could be inclined to adopt the Veridicom International solution to keep up with the demands of their customers.

         Distribution

Veridicom International will approach its markets via a combination of direct sales and partnerships with international systems integrators arid resellers. Some distributors are already in place as they were inherited from the previous Veridicom structure, and, as such, we are currently in the process of evaluating the performance and suitability of those partners as we move forward.

         Direct Sales

Veridicom International has a number of direct sales representatives in various regions around the world. These representatives will be responsible for both direct sales to strategic customers as well as supporting the network of channel partners and OEM relationships in various geographic regions.

         Development and Distribution Partners

Partnerships inherited from Veridicom, Inc. will be re-evaluated based on performance, strategic value, future potential and/or additional value-add. Software Development Kits will be available to enable integration partners, development partners, and OEM's to develop specific applications or other devices around the Veridicom International product family.

         OEM Integration

An impediment to the aggressive growth of fingerprint sensors has been the need to acquire a separate fingerprint peripheral. Although Veridicom International will continue to design and produce leading edge peripherals, we will also endeavor to integrate our sensors and authentication software with OEM's and computer manufacturers. Veridicom International previously integrated fingerprint sensor chips with Acer, NEC, and IBM notebooks. In addition, Veridicom International believes that further opportunities exist by integrating sensor chips with mobile devices such as PDA's and mobile phones.

         Promotion

A variety of strategies will be employed to promote the Veridicom International product and service portfolio. These initiatives include:

         o    Bundling of Veridicom International services;

         o    Bundling with third party applications and software;

         o    Joint partnerships with leading industry organizations;

         o    Trade shows;

         o Leverage personal contacts and utilize network of key industry advisors; and

         o Leverage network of investment brokers and their clients. Transition investor support to market support.

Information Regarding the Registrant's Officers, Key Employees and Advisors

Upon consummation of the Merger, the following individuals constituted the officers, key employees and certain advisors of the Registrant:

Paul Mann, President and CEO. Mr. Mann has held a variety of international posts throughout Europe including: Sales and Marketing Manager, Erith PLC, England; National Sales and Marketing Director, Eurodata Limited, UK; and Sales and Marketing Director ASB Grunland, Ludwigsburgh, Germany. In Canada, Mr. Mann has served as President of an international business referral service linking global trade opportunities, and has worked to spearhead the international sales and marketing initiatives of The Business Development Corporation. Mr. Mann's background in international trade and international business development that led to the creation of Cavio Corporation and since its inception in 1998 he has been the company's CEO.

Terry Laferte, VP Technology. Mr. Laferte is a technical development expert with a 20 year track record in IT team leadership and project management. With experience in project management, software development in web-centric systems, senior programming activities, technical team development and leadership, Mr. Laferte is directly responsible for leading the development of technology applications to complement evolving business strategies and initiatives.

Cameron Adams, Manager Marketing & Business Development. Mr. Adams has been with Cavio Corporation in a variety of roles since 2001 where he guided product and marketing strategies. Mr. Adams has developed key strategic relationships and evaluated new business opportunities in his previous position at an Internet start-up serving transportation and aviation clients. Mr. Adams also developed relationships within the transportation industry during his previous role as a business development and planning consultant, including such strategic initiatives as an automated border control program utilizing biometrics, airport finance, international trade zones, and e-commerce projects for the transportation industry.

Peter Donaldson, Financial Accounting and Strategic Advisor. Mr. Donaldson provides strategic financial advice and counsel to the Registrant. As a partner at a chartered accountant firm in Vancouver, BC, Mr. Donaldson specializes in public and private high technology enterprises. He is well versed in structuring financial arrangements, handling cross-border financial and tax issues, as well as managing the general financial & administrative needs of growing enterprises. He obtained his CA designation in 1980 and has a Bachelor of Commerce degree from the University of British Columbia.

Richard Matthews, Hardware Manager. Mr. Matthews has more than 30 years of semi-conductor industry experience and since 1998 has acted as Director of Manufacturing for Veridicom, Inc. Prior to 1998, Mr. Matthews was with Rockwell Semiconductor as Alliance Program Manager involved in DSL chip products before which he served as Director and General Manager, Semiconductor Products at PCSI in San Diego, California where he managed the development and production of a custom chip set for PHS (Personal Handy-Phone System and various management posts with Unisys at their captive semiconductor line. Matthew holds a BSEE from the University of Illinois and a MSEE from Northeastern University.

Roger Brandt, Chief Technical Architect. Mr. Brandt has more than 25 years experience in software engineering. Mr. Brandt joined Veridicom, Inc. in 2000 in the role of e-commerce Architect and progressed to the post of Director of

Software Engineering. Prior to 2000, Mr. Brandt was president and system architect of Bay-area consulting firms Object Works, Inc. and Signorum, Inc. where he was chiefly responsible for architecting an e-commerce gateway for IntelliPay for HP, a database for the Visa/TPS (Vital) credit card authorization and capture system, retail point of sale networks and credit card authorization and capture systems. Mr. Brandt has also worked as a software developer at Tandem Computers. Mr. Brandt holds a Bachelor's Degree from Valparaiso University and has completed the coursework portion of his Masters Degree in Mathematics from California State University, Hayward.

Jinsuk Kang, Integrated Circuit Development. Jinsuk Kang has 20 years of IC development expertise first with National Semiconductor and Fairchild Corp, then with Fujitsu Microelectronics and later with Invisio and Resound Corp before joining Veridicom, Inc. Mr. Kang's expertise is in mixed signal CMOS IC development and he has worked in the development of micro-display, audio DSP, network, data communication and disk drives. Kang holds a BSEE from SUNY at Stony Brook and a MSEE from UC Berkeley.

Beneficial Owners

The following table shows the amount of common stock of the Registrant beneficially owned by the Registrant's directors and executive officers, by all of the Registrant's directors and executive officers as a group and by all persons who beneficially own more than five percent of the Registrant's common stock, as of February 20, 2004, after giving effect to the Merger, based on 14,295,393 shares outstanding at February 20, 2004. Unless otherwise indicated, beneficially ownership is direct, and the person indicated has sole voting and investment power.

------------------------------ --------------- ------------------ --------------
     NAME AND ADDRESS(1)           POSITION         SHARES          PERCENT
                                                  BENEFICIALLY
                                                     OWNED
------------------------------ --------------- ------------------ --------------
Executive Officers
and Directors
------------------------------ --------------- ------------------ --------------
Saif Mansour                   Director           50,314                 *
------------------------------ --------------- ------------------ --------------
Bill Cheung                    Director          435,714 (2)           3.0%
------------------------------ --------------- ------------------ --------------
Fayasal Al-Zarooni             Director           75,000 (3)             *
------------------------------ --------------- ------------------ --------------
Wajid Mirza                    Director                --                *
------------------------------ --------------- ------------------ --------------
Paul Mann                      Director and    2,913,267              20.4%
                               President
------------------------------ --------------- ------------------ --------------
Terry Laferte                  VP, Technology    277,454               1.9%
                               Operations
------------------------------ --------------- ------------------ --------------
Gyung Min Kim                  Director        1,338,404 (4)           9.4%
4F SeRa B/D 50-1 Nonhyeon-dong
Gangnam-gu, Seoul
Republic of Korea 135-010
------------------------------ --------------- ------------------ --------------

All Executive Officers                         5,090,153 (5)          34.3%
and Directors as a
group (7 persons)
------------------------------ --------------- ------------------ --------------
5% Stockholders
------------------------------ --------------- ------------------ --------------
Ik Ju Kwun                                     1,498,682 (4) (6)      10.5%
102-805 Seocho-Samsung-Raemian
APT
Seocho-gu, Seocho-dong, Seoul
Republic of Korea 137-070
------------------------------ --------------- ------------------ --------------
Mr. Gerald Calame                              1,172,257(7)            8.2%
Mill Mall, P.O. Box 964
Road Town Tortolla,
British Virgin Islands
------------------------------ --------------- ------------------ --------------
     * Less than 1.0%

     (1) Unless otherwise indicated, the address of each individual is c/o Veridicom International, Inc., 21 Water Street, 5th Floor, Vancouver, British Columbia, Canada.

     (2) Includes (i) options to purchase 285,714 shares exercisable at $0.70 per share, owned by Manhattan Capital Partners, LLC of which Mr. Cheung is a partner and (ii) options to purchase 150,000 shares exercisable at $3.50 per share from October 15, 2001 through October 14, 2011.

     (3) Includes options to purchase 75,000 shares exercisable at $1.75 per share through March 2013.

     (4) Pursuant to the terms of an Agreement and Plan of Merger dated as of November 25, 2003, an additional 250,000 shares of the Registrant's Common Stock are currently being held in escrow by Comerica Bank, as escrow agent. Upon release of the shares from escrow, Veridicom, Inc. stockholders will be entitled to a pro-rata distribution.

     (5) Includes options to purchase an aggregate of 510,714 shares.

     (6) Includes 979,376 shares held in the name of Biocom Co., Ltd., 102-805 Seocho-Samsung-Raemian APT, Seocho-gu, Seocho-dong, Seoul, Republic of Korea 137-070. Mr. Kwun is the president of Biocom Co., Ltd.

     (7) All shares are held indirectly by Mr. Calame through Ucino Finance Ltd., Mill Mall, P.O. Box 964 Road Town Tortolla, British Virgin Islands.

Risk Factors

The actual results of the combined company may differ materially from those anticipated in these forward-looking statements. The Registrant and Cavio will operate as a combined company in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond the combined company's control. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect the combined company. Additional risks as they relate to each of Esstec and Veridicom are set forth in Current Reports on Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 5, 2003 and December 10, 2003, respectively.

         Risks Related To The Merger

Difficulties encountered in integrating the operations of the Registrant, its subsidiaries and Cavio may prevent the companies from realizing benefits from the Merger.

A portion of the combined company's long-term strategic plan depends upon the successful development and introduction of products. In order for the combined company to succeed in such efforts, it must align strategies and successfully integrate the business operations of the Registrant, its subsidiaries and Cavio.

The challenges involved in this integration include the following:

         o coordinating research and development operations in a rapid and efficient manner to ensure timely release of products to market;

         o diversion of management resources in order to facilitate the integration;

         o potential delay or disruption of one or more of the Registrant, its subsidiaries, or Cavio's planned research and development programs or a research and development program of the combined company;

         o increased difficulty of integrating operations and business cultures;

         o ability to, and costs and delays involved in, implementing compatible information communication systems, common operating procedures, compatible financial controls and comparable human resources practices;

         o impairment of relationships with employees and consultants or strategic partners as a result of any integration of new personnel; and

         o    retaining key alliances.

The failure of the Registrant, its subsidiaries and Cavio to successfully integrate their operations could significantly harm the business of the combined company and could prevent it from realizing the anticipated benefits of the Merger.

The market price of the Registrant's common stock may decline as a result of the Merger.

The market price of the Registrant's common stock may decline as a result of the Merger for a number of reasons, including if:

         o the integration of the Registrant, and its subsidiaries, and Cavio is not completed in a timely and efficient manner;

         o the combined company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

         o the effect of the Merger on the combined company's financial results is not consistent with the expectations of financial or industry analysts; or

         o significant stockholders of the Registrant or Cavio decide to dispose of their shares following completion of the Merger.

The Merger may result in loss of key employees.

Despite the Registrant, its subsidiaries', and Cavio's efforts to retain key employees, the combined company might lose some key employees following the Merger. Competition for qualified technical and management employees is intense. Competitors and other companies may recruit employees prior to the Merger and during the integration process following the closing of the Merger, which has become a common practice. In addition, any real or perceived differences in the policies, career prospects, compensation levels or cultures between Cavio and the Registrant may cause key employees to leave. As a result, employees could leave with little or no prior notice, which could cause delays and disruptions in the effort to integrate the two companies and result in expenses associated with finding replacement employees.

The Registrant's stock price is volatile and could decline in the future.

The price of the Registrant's common stock has been volatile in the past and will likely continue to fluctuate in the future. The stock market in general and the market for shares of technology in particular has experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the technology and related industries, including the Registrant, have experienced dramatic volatility in the market prices of their common stock.

         Risks Related To Cavio

Cavio's business will not grow unless the market for its security solutions expands both domestically and internationally.

A large portion of Cavio's revenues are derived from the sale of security products and services. Cavio cannot accurately predict the future growth rate, if any, or the ultimate size of the biometric technology market. The expansion of the market for its products and services depends on a number of factors, including:

         o the cost, performance and reliability of its products and services and the products and services of competitors;

         o customers' perception of the benefit of biometric security solutions;

         o public perceptions of the intrusiveness of these solutions and the manner in which firms are using the biometric information collected;

         o public perceptions regarding the confidentiality of private information;

         o    customers' satisfaction with its products and services; and

         o marketing efforts and publicity regarding these products and services.

Certain groups have publicly objected to the use of biometric products for some applications on civil liberties grounds and legislation has been proposed to regulate the use of biometric security products. From time to time, fingerprint recognition and other biometrics technologies have been the focus of organizations and individuals seeking to curtail or eliminate the use of these technologies on the grounds that these technologies may be used to diminish personal privacy rights. In the event that such initiatives result in restrictive legislation, the market for fingerprint recognition products may be adversely affected. Even if biometric markets develop as Cavio hopes, Cavio's products and services may not gain wide market acceptance. Even if biometric security solutions gain wide market acceptance, Cavio's products and services may not adequately address the market requirements.

Cavio faces intense competition from other biometric security solution providers as well as identification and security systems providers.

A significant number of established and startup companies have developed or are developing hardware for fingerprint biometric security applications that currently compete or will compete directly with those products designed, developed and sold by Cavio. Other companies have developed or are developing and marketing biometric security applications for the recognition of fingerprints that currently compete or will compete with those products designed, developed and sold by Cavio. Some of these companies have developed or are developing and marketing semiconductor or optically based direct contact fingerprint image capture devices. Other companies have developed or are developing and marketing other methods of biometric identification such as retinal blood vessel or iris pattern, facial structure, or voice recognition.

If one or more of these technologies or approaches were widely adopted, it would significantly reduce the potential market for Cavio's products. Cavio's products also compete with non-biometric technologies such as certificate authorities and traditional keys, cards, surveillance systems and passwords. Many competitors offering products that are competitive with Cavio's products and services have significantly more cash and resources that does Cavio. The biometric security market is a rapidly evolving and intensely competitive market, and we believe that additional competitors may yet enter the market and become significant long-term competitors.

Cavio expects competition to increase and intensify in the near term in the biometrics markets. Companies competing with Cavio may introduce products that are competitively priced, have increased performance or functionality or incorporate technological advances not yet developed or implemented by Cavio.

Some present and potential competitors have financial, marketing, research, and manufacturing resources substantially greater than we have.

In order to compete effectively in this environment, Cavio must continually develop and market new and enhanced products at competitive prices and must have the resources available to invest in significant research and development activities. The failure to do so could have a material adverse effect on its business operations, financial results and stock price.

The Registrant will need to raise additional equity or debt financing in the future.

While the management of Cavio believes that cash flows from operations, together with existing working capital and available lines of credit, are adequate to fund our current cash requirements, the Registrant will need to raise additional debt or equity financing in the future to fund Cavio and its operations. If successful in raising additional financing, the Registrant may not be able to do so on terms that are not excessively dilutive to existing stockholders of the Registrant or less costly than existing sources of financing. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on the financial performance, balance sheet and stock price of Cavio and the Registrant and require Cavio and the Registrant to implement cost reduction initiatives and curtail operations.

The biometrics industry is characterized by rapid technological change and evolving industry standards, which could render existing products obsolete.

The future success of Cavio will depend upon its ability to develop and introduce a variety of new products and services and enhancements to these new product and services in order to address the changing and sophisticated needs of the marketplace. Frequently, technical development programs in the biometrics industry require assessments to be made of the future directions of technology and technology market generally, which are inherently difficult to predict. Delays in introducing new products, services and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products and services at competitive prices may cause customers to forego purchases of Cavio's products and services and purchase those of its competitors.

Continued participation by Cavio in the market for biometric products that are linked to forensic quality databases under the jurisdiction of governmental agencies may require the investment of resources in upgrading the products and technology of Cavio in order for it to compete and to meet regulatory and statutory standards. Cavio may not have adequate resources available to it or may not adequately keep pace with appropriate requirements in order to effectively compete in the marketplace.

Cavio's lengthy and variable sales cycle will make it difficult to predict operating results.

Certain of Cavio's products often have a lengthy sales cycle while the customer evaluates and receives approvals for purchase. If, after expending significant funds and effort, Cavio fails to receive an order, our financial results and stock price could be adversely affected. It is difficult to predict accurately the sales cycle of any large order for any of Cavio's products.

Cavio may be subject to loss in market share and market acceptance as a result of manufacturing errors, delays or shortages.

Performance failure in its products or certain of its services may cause loss of market share, delay in or loss of market acceptance, additional warranty expense or product recall, or other contractual liabilities. The complexity of certain of the fingerprint recognition systems make the manufacturing and assembly process of such products, especially in volume, complex. This may in turn lead to delays or shortages in the availability of certain products, or, in some cases, the unavailability of certain products. The negative effects of any delay or failure could be exacerbated if the delay or failure occurs in products or services that provide personal security, secure sensitive computer data, authorize significant financial transactions or perform other functions where a security breach could have significant consequences.

If a product or service launch is delayed or is the subject of an availability shortage because of problems with the ability of Cavio to manufacture or assemble the product or service successfully on a timely basis, or if a product or service otherwise fails to meet performance criteria, Cavio may lose revenue opportunities entirely and/or experience delays in revenue recognition associated with a product or service in addition to incurring higher operating expenses during the period required to correct the defects. Cavio may be subject to repair, replacement, reimbursement and liability claims for products that fail to work or to meet applicable performance criteria.

There is a risk that for unforeseen reasons Cavio may be required to repair or replace a substantial number of products in use or to reimburse customers for products that fail to work or meet strict performance criteria. Cavio attempts to limit remedies for product or service failure to the repair or replacement of malfunctioning or noncompliant products or services, and also attempts to exclude or minimize exposure to product and related liabilities by including in its standard agreements warranty disclaimers and disclaimers for consequential and related damages as well as limitations on its aggregate liability. From time to time, in certain complex sale or licensing transactions, each entity may negotiate liability provisions that vary from such standard forms. There is a risk that the combined company's contractual provisions may not adequately minimize its product and related liabilities or that such provisions may be unenforceable. Cavio carries product liability insurance, but existing coverage may not be adequate to cover potential claims.

Failure by Cavio to maintain the proprietary nature of its technology, intellectual property and manufacturing processes could have a material adverse effect on its business, operating results and financial condition of Cavio and on its ability to compete effectively.

Cavio principally relies upon patent, trademark, copyright, trade secret and contract law to establish and protect its proprietary rights. There is a risk that claims allowed on any patents or trademarks that Cavio holds may not be broad enough to protect its technology. In addition, Cavio's patents or trademarks may be challenged, invalidated or circumvented and management cannot be certain that the rights granted thereunder will provide Cavio with competitive advantages. Moreover, any current or future issued or licensed patents, or trademarks, or currently existing or future developed trade secrets or know-how may not afford sufficient protection against competitors with similar technologies or processes, and the possibility exists that certain of Cavio's already issued patents or trademarks may infringe upon third party patents or trademarks or be designed around by others.

In addition, there is a risk that others may independently develop proprietary technologies and processes, which are the same as, substantially equivalent or superior to those possessed by Cavio or become available in the market at a lower price.

There is a risk that Cavio has infringed or in the future will infringe patents or trademarks owned by owners, that Cavio will need to acquire licenses under patents or trademarks belonging to others for technology potentially useful or necessary to Cavio, and that licenses will not be available on acceptable terms, if at all.

Cavio may have to litigate to enforce its patents or trademarks or to determine the scope and validity of other parties' proprietary rights. Litigation could be very costly and divert management's attention. An adverse outcome in any litigation may have a severe negative effect on Cavio's financial results and stock price. To determine the priority of inventions, Cavio may have to participate in interference proceedings declared by the United States Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost to Cavio and limitations on the scope or validity of its patents or trademarks.

Cavio also relies on trade secrets and proprietary know-how, which it seeks to protect by confidentiality agreements with their employees, consultants, service providers and third parties. There is a risk that these agreements may be breached, and that the remedies available to Cavio may not be adequate. In addition, Cavio's trade secrets and proprietary know-how may otherwise become known to or be independently discovered by others.

         Risks Related to The Registrant

The Registrant has an accumulated deficit, is not currently profitable and expects to incur significant expenses in the near future as it alters its business model, which may reduce its profitability.

The Registrant has incurred a cumulative net loss since inception and is currently experiencing negative cash flow. It expects to continue to experience negative cash flow and operating losses for the foreseeable future as it continues to make significant expenditures for acquisitions, sales and marketing, international expansion, infrastructure development and general and administrative functions, in light of its new business model. As a result, it will need to generate significant revenues to achieve profitability. If its revenues grow more slowly than it anticipates, or if its operating expenses exceed expectations, it may experience reduced profitability.

The Registrant's auditors have indicated uncertainty concerning its ability to continue operations as a going concern.

The Registrant's auditors have indicated uncertainty concerning its ability to continue as a going concern as of the most recent audited financial statements.

The Registrant cannot assure you that its ability to obtain additional customers or financing sources will be impaired as a result of this qualification. Additionally, it cannot assure you that its proposed projects and services, if fully developed, can be successfully marketed or that we will ever achieve significant revenues or profitable margins and therefore remain a going concern.

The Registrant will be required to raise additional capital to fund its operations.

To fund its operations, and those of its subsidiaries, including Cavio, The Registrant will need to raise additional capital through public or private equity offerings of securities or debt financings. If it cannot raise needed funds on acceptable terms, the Registrant will not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. To the extent it raises additional capital by issuing equity securities, stockholders of The Registrant may experience substantial dilution. Also, any new equity securities may have greater rights, preferences or privileges than its existing common stock. A material shortage of capital will require The Registrant to take drastic steps such as reducing its level of operations, disposing of selected assets or seeking an acquisition partner. If cash is insufficient, The Registrant will not be able to continue operations, and those of its subsidiaries, including Cavio.

The Registrant may be required to amend its previous periodic reports filed with the Securities and Exchange Commission.

The Registrant has failed to timely respond to comments generated by the Securities and Exchange Commission on several of its previously filed periodic reports. In addition, the Registrant's previous auditors resigned largely as a result of periodic reports being filed prior to their review. Although the Registrant is currently working with its new auditors to address these concerns, there can be no assurance that the Registrant will not be required to amend any previously filed periodic report, which may include a restatement of previously filed financial statements, or be subject to regulatory action by the Securities and Exchange Commission. Any of these actions would have a material adverse effect on the Registrant and the price of the Registrant's common stock.

         Risks Related To Capital Structure

There is no assurance of an established public trading market.

Although the Registrant's common stock trades on the NASD OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any



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price. Market prices for the Registrant's common stock will be influenced by a number of factors, including:

         o the issuance of new equity securities pursuant to this, or a future, offering;

         o    changes in interest rates;

         o competitive developments, including announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

         o    variations in quarterly operating results;

         o    change in financial estimates by securities analysts;

         o    the depth and liquidity of the market for our common stock;

         o investor perceptions of our company and the technologies industries generally; and

         o    general economic and other national conditions.

The Registrant's common stock may be considered a "penny stock."

The Registrant's common stock may be considered to be a "penny stock" because it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than five dollars ($5.00) per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than five dollars ($5.00) per share; or
(iv) is issued by a company with net tangible assets less than $2,000,000, if in business more than a continuous three years, or with average revenues of less than $6,000,000 for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-dealer requirements may affect trading and liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient

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
knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of Alpha's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Special note regarding forward-looking statements

Some of the statements under "Risk Factors" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends,"

"anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

Although the Registrant believe that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Registrant nor any other person assumes responsibility for the accuracy and completeness of such statements. The Registrant is under no duty to update any of the forward-looking statements after the date of this report.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND Exhibits.

(a): Financial Statements of Businesses Acquired. It is impracticable at this ------------------------------------------- time for the Registrant to provide the financial statements of the business acquired that are required to be included herein. The Registrant undertakes to file such required financial statements as soon as practicable, but in no event later than April 22, 2004.

(b): Pro Forma Financial Information. It is impracticable at this time for the ------------------------------- Registrant to provide the pro forma financial information that are required to be included herein. The Registrant undertakes to file such required pro forma financial information as soon as practicable, but in no event later than April 22, 2004.

(c):     Exhibits:

         2.1 Agreement and Plan of Merger, dated as of January 16, 2004, by and among Alpha Virtual, Inc., A/VII Acquisition Corporation and Cavio Corporation.

         99.1 Press Release dated February 19, 2004 announcing the closing of the Agreement and Plan of Merger by and among Alpha Virtual, Inc., A/VII Acquisition Corporation and Cavio Corporation ("Veridicom International Completes Acquisition of Cavio Corp., Paul Mann Named Chief Executive Officer").

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VERIDICOM INTERNATIONAL, INC.

                                   By:      /s/ Paul Mann
                                            ---------------------------------
                                   Name:    Paul Mann
                                   Title:   Chief Executive Officer

Dated:  February 23, 2004










































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                                  Exhibit Index

         2.1 Agreement and Plan of Merger, dated as of January 16, 2004, by and among Alpha Virtual, Inc., A/VII Acquisition Corporation and Cavio Corporation.

         99.1 Press Release dated February 19, 2004 announcing the closing of the Agreement and Plan of Merger by and among Alpha Virtual, Inc., A/VII Acquisition Corporation and Cavio Corporation ("Veridicom International Completes Acquisition of Cavio Corp., Paul Mann Named Chief Executive Officer").














































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